UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2013

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 25, 2013 Champion Industries, Inc.’s (“Champion”) wholly owned subsidiary Blue Ridge Printing Co., Inc. (a North Carolina corporation) (“Seller”) sold substantially all the assets of its operations headquartered in  Asheville, North Carolina to BRP Company, Inc. (a North Carolina corporation) and 544 Haywood Rd, LLC (a North Carolina Limited Liability Company) (the "Buyers") pursuant to an Asset Purchase Agreement among Champion, Seller and Buyers dated June 24, 2013 (the “Agreement”). These entities include as investors the current division manager Bruce Fowler and the son of director Glenn W. Wilcox. Champion’s investment advisor had conducted a nationwide marketing process for the sale of Seller which yielded no comparable offers. Seller received $1,013,000 or $942,403 net of selling commissions and pro-rated taxes. This transaction is subject to a net liquidity adjustment to occur no later than 45 days from closing. The net liquidity adjustment may result in Seller receiving additional purchase price or having to return a portion of the purchase price.

The Agreement contains representations and warranties, covenants and indemnification provisions common to transactions of its nature.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: June 26, 2013
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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